Exhibit 99.1

eHealth, Inc. Signs Agent Agreement With CMS

Agreement required for agents and brokers to enroll individuals in qualified health plans through the federal health insurance exchange

MOUNTAIN VIEW, CA, August 16, 2013 – eHealth, Inc. (NASDAQ: EHTH), the nation’s leading private online health insurance exchange for individual and family health insurance, today announced that it has entered into an agreement with the Centers for Medicare and Medicaid Services (CMS) that relates to its ability to enroll individuals into qualified health plans (QHPs) through the Federally-Facilitated Health Insurance Exchange (“FFE”).

In July, eHealth signed an agreement with CMS that would allow it to access certain information from the federal data hub. This access is necessary for eHealth to act as a web-broker entity (WBE) and use its website to enroll individuals eligible for Patient Protection and Affordable Care Act subsidies in QHPs through the FFE.

The new agreement signed by eHealth must be signed by any agent or broker that wishes to enroll individuals in QHPs through the FFE. Under the agreement, eHealth pledges to meet registration, training and licensing requirements established by the FFE. The agreement also requires eHealth to comply with privacy and security standards and applicable laws and regulations. eHealth will also need to integrate with the FFE and implement a QHP shopping experience on its internet platform before it can enroll people in QHPs as a WBE.

About eHealth

eHealth, Inc. (NASDAQ: EHTH) is the parent company of eHealthInsurance, the nation’s first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.planprescriber.com) and through its Medicare website www.eHealthMedicare.com.

For more health insurance news and information, visit the eHealthMedicare’s consumer blog: blog.eHealthMedicare.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Affordable Care Act and related regulations, the FFE’s expected operation of a health insurance exchange, and eHealth’s expectation that it will operate as a WBE. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, permission for eHealth to enroll individuals into qualified health plans; eHealth’s ability to enroll individuals in qualified health plans through the FFE; eHealth’s ability to satisfy the conditions and requirements contained in its agreements with CMS and in applicable laws, regulations and regulatory guidance; eHealth’s development of a compliant web platform incorporating applicable CMS and regulatory requirements; eHealth’s ability to obtain qualified health plan information from eHealth’s health insurance carrier partners and CMS and incorporate it into its web platform; eHealth’s ability to successfully integrate with the FFE, the government’s readiness to allow enrollment from eHealth through the FFE and eHealth’s ability to timely meet the applicable requirements and potential changes in laws, regulations and regulatory guidance. Other risks and uncertainties that can affect actual results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in eHealth’s Annual Report on Form 10-K for the year ended December 31, 2012 and most recent Quarterly Report on Form 10-Q, which are on file with the SEC and are available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. All information provided in this Current Report on Form 8-K is as of the date of its filing, and we undertake no duty to update this information unless required by law.

For eHealth, Inc. media inquiries, please contact:

Brian Mast

eHealth, Inc.

(650) 210-3149

brian.mast@ehealth.com

Nate Purpura

eHealth, Inc.

(650) 210-3115

nate.purpura@ehealth.com

For investor inquiries, please contact:

Kate Sidorovich, CFA

Vice President Investor Relations

650-210-3111

kate.sidorovich@ehealth.com